Exhibit (d)(22)(i)

                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


        AMENDMENT NO. 1 to the Investment Advisory Agreement ("Amendment No. 1"), dated as of September 1, 2001, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Marsico Capital Management, LLC ("Adviser"), a limited liability company.

        Equitable and the Adviser agree to modify and amend the Investment Advisory Agreement ("Agreement"), dated as of February 1, 2001, as follows:

1. NEW PORTFOLIO. Equitable hereby appoints the Adviser as the investment adviser of the EQ/Marsico Focus Portfolio ("New Portfolio") on the terms and conditions set forth in the Agreement.

2. DURATION OF AGREEMENT. Section 9 of the Agreement is replaced in its entirety as follows:

        (a) The Agreement became effective with respect to the Allocated Portion on February 1, 2001 and will become effective with respect to the New Portfolio on the date of this Amendment.

        (b) The Agreement will continue in effect with respect to the Allocated Portion until February 1, 2003 and may be continued thereafter pursuant to (d) below.

        (c) The Agreement will continue in effect with respect to the EQ/Marsico Focus Portfolio until August 31, 2003 and may be continued thereafter pursuant to (d) below.

        (d) With respect to each Portfolio, this Agreement shall continue in effect annually after the date specified in subsection (a), (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the EQ Advisors Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) (the "Independent Trustees") of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by the Agreement or (b) all the portfolios of the Trust.

3. APPENDIX A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio, is hereby replaced in its entirety by Appendix A attached hereto.

4. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.


        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.



MARSICO CAPITAL MANAGEMENT, LLC                THE EQUITABLE LIFE ASSURANCE
                                               SOCIETY OF THE UNITED STATES



By: /s/ Barbara M. Japha                   By: /s/ Brian S. O'Neil
    --------------------------                 -------------------------------
    Name:  Barbara M. Japha                    Name:  Brian S. O'Neil
    Title:  President                          Title: Executive Vice President

                                   APPENDIX A

                                 AMENDMENT NO. 1

                      TO THE INVESTMENT ADVISORY AGREEMENT
                      WITH MARSICO CAPITAL MANAGEMENT, LLC





Portfolios                                         Annual Advisory Fee
----------                                         -------------------
EQ/Aggressive Stock Portfolio*                 .27% of the Marsico Allocated Portion's
                                               average daily net assets

EQ/Marsico Focus Portfolio                     .45% of the Portfolio's average daily net
                                               assets






* Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio's average daily net assets advised by the Adviser, which may be referred to as the "Marsico Allocated Portion."